Exhibit 99.1

CLS Holdings USA Names New Chief Operating Officer

Cannabis Industry Veteran to Lead Boulder, Colorado-based Team

BOULDER, CO -- (Accesswire) –August 18, 2015 – CLS Holdings USA, Inc. (OTCQB: CLSH), a diversified cannabis company, today announced that it has named Alan Bonsett as the company’s Chief Operating Officer, effective August 15, 2015.

Mr. Bonsett has extensive experience within the cannabis industry, spanning production and processing facility buildouts, business development and strategic planning, licensing and compliance, and supply chain management from grower to dispensary.  He has most recently held senior roles as Owner and General Manager with Picture Rock, Herbal Medicine Institute, and Doctors Garden. At Doctors Garden, where he managed grow, worked with Town of Carbondale to implement Amendment 64, and pioneered the opening of one of the first recreational dispensaries in the state, Alan’s leadership drove system revenues of just $10,000 per month into a multi-million-dollar per year business.

Jeff Binder, Chairman, President and Chief Executive Officer of CLS Holdings USA, stated, “We are very excited to bring Alan into the management team here, as we have worked with him before and know that he’s an accomplished and outstanding operations professional.  He has excellent relationships throughout the industry and we look forward to leveraging his experience, contacts, and ability to the benefit of our team here at CLS Holdings. We welcome Alan to the Boulder-based team.”

"I am very excited to be joining the CLS family and believe that our ground-breaking extraction method and technology will dramatically impact the cannabis industry and will have the potential to generate significant returns for shareholders.  We have identified numerous opportunities with growers, licensees, and other industry participants for us to efficiently, safely, and compliantly manufacture and distribute their products."

Mr. Bonsett replaces the former COO, Michael Abrams, who will be maintaining a consultative role with the company.

About CLS Holdings USA, Inc.
CLS Holdings USA, Inc. is a diversified cannabis company, specializing in the extraction and conversion of cannabinoids. CLS stands for “Cannabis Life Sciences”, as it maintains a proprietary method of extracting various cannabinoids from the marijuana plant and converting them into higher quality and quantity. CLS Holdings USA business model includes licensing operations, processing revenue, processing facilities, sale of products and brand creation and consulting services.

For more information, check out: http://www.clsholdingsinc.com

Forward-Looking Statements
Forward-Looking Statements. This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see the Company’s Form 8-K filed on April 30, 2015, including but not limited to the discussion under “Risk Factors” therein, which the Company has filed with the SEC and which may be viewed at http://www.sec.gov.

Contact Information
Corporate:
Chairman and CEO
Jeff Binder
jeff@clsholdingsinc.com
888-438-9132

Investors:
Darrow Associates, Inc.
Peter Seltzberg, Managing Director
pseltzberg@darrowir.com
516-510-8768